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                                                                    Exhibit 99.1



[POLYONE LOGO]


                                                         N E W S   R E L E A S E



FOR IMMEDIATE RELEASE


             POLYONE TO SELL STAKE IN So.F.teR S.p.A. JOINT VENTURE


CLEVELAND - December 4, 2002 - PolyOne Corporation (NYSE: POL), a leading global polymer services company, and So.F.teR S.p.A., a leading Italian compounder of thermoplastic materials, including thermoplastic elastomers (TPEs), jointly announced today that they have completed a transaction whereby PolyOne has sold its majority interest in So.F.teR while licensing certain key technologies.

Under terms of their agreement, PolyOne has sold its 70 percent position to an Italian company administered by Dr. Italo Carfagnini, who will continue to act as managing director of So.F.teR. The purchase price was not disclosed.

The agreement further specifies that PolyOne will have an exclusive technology and trademark license for production and sale of So.F.teR's Forprene(TM) thermoplastic vulcanizate (TPV) technology in North America and Asia, and will continue to represent So.F.teR products on a distribution basis to PolyOne customers in Europe. Additional terms provide for a continuing relationship between the parties for future technology development within this product area.

The relationship between PolyOne and So.F.teR dates to 1998 when M.A. Hanna Company, which is now part of PolyOne, entered into a joint venture with Bifan S.A., a holding company that controlled So.F.teR. PolyOne reported financial results from the polymer compounder within its Performance Plastics segment.

"This is an amicable separation that has positive implications for both parties," said V. Lance Mitchell, PolyOne's group vice president of Plastic Compounds and Colors. "We at PolyOne have enjoyed this partnership, and now we look forward to expanding our global presence in the market for Forprene(TM) TPV and other innovative TPE technologies."

Said Carfagnini: "So.F.teR has benefited from the opportunity to work first with M.A. Hanna and then with PolyOne, and now we are eager to move forward on a different path, growing in new directions, including working with PolyOne in fresh and exciting ways."

Both companies stressed that no customer disruptions will result from PolyOne's divestiture. So.F.teR will continue to serve its current customers, and PolyOne will continue working with customers in North America and Asia on the development and marketing of Forprene(TM) TPV technology, as well as distributing So.F.teR products to its European customers.
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Headquartered in Forli, Italy, So.F.teR has three production facilities where it compounds a variety of thermoplastic materials, including filled polyolefins, cross-linked polyethylene, TPEs and its patented TPV product range. Its products are used in the footwear, automotive, appliance, building materials, leisure and appliance markets. Information on the company's products and services can be found at www.softerspa.com.

PolyOne Corporation, with revenues approximating $2.6 billion, is an international polymer services company with operations in thermoplastic compounds, specialty resins, specialty polymer formulations, engineered films, color and additive systems, elastomer compounding and thermoplastic resin distribution. Headquartered in Cleveland, Ohio, PolyOne has employees at manufacturing sites in North America, Europe, Asia and Australia, and joint ventures in North America, South America, Europe, Asia and Australia. Information on the Company's products and services can be found at www.polyone.com.

PolyOne Media & Investor Contact:   Dennis Cocco
                                    Chief Investor &
                                    Communications Officer
                                    216.589.4018


FORWARD-LOOKING STATEMENTS
--------------------------

In this release, statements that are not reported financial results or other historical information are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including, for example, statements about business outlook, assessment of market conditions, strategies, future plans, future sales, prices for major products, inventory levels, capital spending and tax rates. These forward-looking statements are not guarantees of future performance. They are based on management's expectations that involve a number of business risks and uncertainties, any of which could cause actual results to differ materially from those expressed in or implied by the forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to: (1) an inability to achieve or delays in achieving savings related to consolidation and restructuring programs;
(2) delays in achieving or inability to achieve the Company's strategic value initiatives, including cost reduction and employee productivity goals, or achieving less than the anticipated financial benefit from the initiatives; (3) the effect on foreign operations of currency fluctuations, tariffs, nationalization, exchange controls, limitations on foreign investment in local businesses and other political, economic and regulatory risks; (4) changes in world, regional or U.S. plastic, rubber and PVC consumption growth rates affecting the Company's markets; (5) changes in global industry capacity or in the rate at which anticipated changes in industry capacity come online in the PVC, VCM, chlor-alkali or other industries in which the Company participates;
(6) fluctuations in raw material prices, quality and supply and energy prices and supply, in particular fluctuations outside the normal range of industry cycles; (7) production outages or material costs associated with scheduled or unscheduled maintenance programs; (8) costs or difficulties and delays related to the operation of joint venture entities; (9) lack of day-to-day operating control, including procurement of raw material feedstocks, of other equity or joint venture affiliates; (10) partial control over investment decisions and dividend distribution policy of the OxyVinyls partnership and other minority equity holdings of the Company; (11) an inability to launch new products and/or services that strategically fit the Company's businesses; (12) the possibility of goodwill impairment; (13) an inability to maintain any required licenses or permits; and (14) an inability to comply with any environmental laws and regulations.


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